SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to  240.14a-11(c) or 240.14a-12

                               SHOPSMITH, INC.
              (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         _________________________________________________________________

     2) Aggregate number of securities to which transaction applies:
        _________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        _________________________________________________________________

     4) Proposed maximum aggregate value of transaction:

        _________________________________________________________________

     5) Total fee paid:

        _________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        _________________________________________________________________

     2) Form, Schedule or Registration Statement No.:
        _________________________________________________________________

     3) Filing Party:
        _________________________________________________________________

     4) Date Filed:
        _________________________________________________________________

                               SHOPSMITH, INC.
                               6530 POE AVENUE
                             DAYTON, OHIO 45414


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JULY 30, 1997

     The Annual Meeting of Shareholders of Shopsmith, Inc. will be held at the offices of the Company, 6530 Poe Avenue, Dayton, Ohio at 9:30 a.m. on Wednesday, July 30, 1997 for the following purposes:

     1.  To elect four directors to serve for a term of two years.

     2. To approve the appointment of independent public accountants for the Company.

     3.  To approve the Company's 1997 Stock Option Plan.

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on June 16, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              By Order of the Board of Directors


                              J. Michael Herr
                              Secretary
Dayton, Ohio
June 24, 1997

                               SHOPSMITH, INC.

                               PROXY STATEMENT

                                                    June 24, 1997
                                                    Mailing Date

                             GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Shopsmith, Inc., an Ohio corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held at the principal executive offices of the Company, 6530 Poe Avenue, Dayton, Ohio at 9:30 a.m. on Wednesday, July 30, 1997.

     The close of business on June 16, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. The Company has one class of shares outstanding, namely Common Shares, of which 2,663,975 were outstanding at the close of business on the record date. Each share entitles the holder thereof to one vote.

     All shares represented by properly executed proxies will be voted in accordance with the shareholder's directions specified on the proxy. Unless otherwise directed by the giver of the proxy, all proxies will be voted for the election of Messrs. Robert L. Folkerth, John L. Schaefer, Brady L. Skinner and Richard L. Snell as directors of the Company; in favor of the approval of the appointment of Crowe, Chizek and Company as independent public accountants for the Company; in favor of the approval of the 1997 Stock Option Plan of the Company; and, at the discretion of the persons acting under the proxy, in the transaction of such other business as may properly come before the meeting and any adjournment thereof. A shareholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by giving notice of revocation to the Company in writing or in open meeting, but without affecting any vote previously taken.

     Abstentions and broker non-votes will be included in the determination of the number of shares represented at the meeting, but will not count as votes in the election of directors. Abstentions and broker non-votes will have the effect of votes against the proposal to approve the Company's independent public accountants and the proposal to approve the Company's 1997 Stock Option Plan.

                            ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into one class of three directors and one class of four directors. The term of office of each class is two years, and one class is elected at each Annual Meeting. Of the seven Board positions, four make up the Class of 1997 (whose term of office expires at this Annual Meeting) and three make up the Class of 1998.

     At the 1997 Annual Meeting, four directors will be elected to the Class of 1999 and will hold office until the 1999 Annual Meeting of Shareholders. Should any of the nominees for election as members of the Class of 1999 become unavailable for election, the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors.

     Set forth below is information with respect to each nominee for election as a director and each director whose term of office continues after the 1997 Annual Meeting.

Class of 1999

Nominees to be Elected for a Term
   Expiring in 1999:

     ROBERT L. FOLKERTH, 40, has been a director of the Company since November 1994 and its Vice President of Field Sales since April 1996. Mr. Folkerth was a Corporate Vice President and Secretary of Digitron, Inc. from 1991 until April 1996. Robert L. Folkerth is the son of John R. Folkerth.

     JOHN L. SCHAEFER, 62, has been a director of the Company since 1983. From 1986 until his retirement in 1990, Mr. Schaefer was Vice President of The James River Corporation, a forest products company. Mr. Schaefer was Chairman of the Board and President of The Specialty Papers Company, a manufacturer of flexible packaging material, from 1968 until 1986 when Specialty Papers was acquired by James River.

     BRADY L. SKINNER, 46, has been a director of the Company since 1995. Since January 1997, Mr. Skinner has been associated with the Dayton, Ohio-based accounting firm of Brady, Ware & Shoenfeld, Inc. Mr. Skinner was self- employed as an accountant from June 1996 through December 1996.

     From 1994 to June 1996, Mr. Skinner was an Audit Partner with the Dayton, Ohio-based accounting firm of Flagel, Huber, Flagel & Co. He was an Audit Partner in the accounting firm of Coopers and Lybrand L.L.P. from 1983 to 1994. He is also President of Ken Anderson Beverage Co.

     RICHARD L. SNELL, 62, has been a director of the Company since 1974. Since 1976, Mr. Snell has been the Chief Executive Officer of Tipp Machine & Tool, Inc., a tool and die manufacturing company located in Tipp City, Ohio. Mr. Snell is also a Vice President and Director of Precision Tune of Dayton.

Class of 1998

Directors Continuing in Office
  until 1998:

     JOHN R. FOLKERTH, 64, is the founder and the President of the Company and has been a director and the Chief Executive Officer of the Company since 1972. Mr. Folkerth has also been Chairman of the Board since 1986.

     J. MICHAEL HERR, 53, has been a director of the Company since 1975 and Secretary since 1985. Mr. Herr has been a member of the law firm of Thompson Hine & Flory LLP, Dayton, Ohio since 1989. Thompson Hine & Flory LLP serves as counsel to the Company.

     EDWARD A. NICHOLSON, 57, has been a director of the Company since 1984. Dr. Nicholson has been the President of Robert Morris College in Coraopolis, Pennsylvania since 1989. From 1987 to 1989, Dr. Nicholson was a Professor and Executive Vice President of Academic and Student Affairs at Lamar University in Beaumont, Texas. From 1980 to 1987, he was Vice Chancellor and a Professor of Business Administration and Public and Environmental Affairs at Indiana University - Purdue University at Fort Wayne. Dr. Nicholson is also a management consultant.

     Directors are elected by a plurality of the votes cast. Under the statutes of Ohio, if any shareholder gives notice in writing to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, an announcement of the giving of such notice will be made upon the convening of the meeting and thereupon each shareholder will have the right to cumulate his voting power in the election of directors. Under cumulative voting, each shareholder is entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares, or to distribute his votes on the same principle among two or more candidates, as he sees fit. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees named herein, the holders of the proxies will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the holders of the proxies may determine.

Information Concerning the Board of Directors

     There are two committees of the Board, an Audit Committee and a Compensation Committee. Messrs. Schaefer, Skinner and Snell serve as members of the Audit Committee, and Messrs. Herr, Nicholson and Schaefer serve as members of the Compensation Committee. Mr. Skinner is Chairman of the Audit Committee, and Mr. Schaefer is Chairman of the Compensation Committee.

     The Audit Committee recommends annually to the Board the engagement of independent public accountants and reviews the scope of and the results of the annual audit. The Committee also reviews and investigates such other matters relative to financial and accounting matters as the Committee deems appropriate.

     The Compensation Committee has the broad responsibility of recommending to the Board a compensation program designed to effectively compensate the officers and key management personnel of the Company in a manner that is internally equitable and externally competitive. The Committee also administers the Company's employee stock option plans and consults with the Chief Executive Officer concerning management succession planning.

     During the fiscal year ended April 5, 1997, there were five meetings of the Board of Directors, two meetings of the Audit Committee, and two meetings of the Compensation Committee. Each director, other than Mr. Skinner, attended at least 75% of the meetings of the Board and of the committees, if any, on which he served. Non-employee directors receive a fee of $700 per month for services as a director.


                SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth in the table below is information as of May 1, 1997 with respect to the number of Common Shares of the Company beneficially owned by each director of the Company and by all directors and executive officers as a group.

     For purposes of this table, an individual is considered to "beneficially own" any Common Shares (i) over which he exercises sole or shared voting or investment power, or (ii) of which he has the right to acquire beneficial ownership at any time within 60 days after May 1, 1997. Unless otherwise indicated, voting power and investment power is exercised solely by the named individual or individuals in the group or is shared by such individual and his spouse or children.

                         Number of Shares           Total as a
   Individual or         Beneficially Owned       Percentage of the
      Group              as of May 1, 1997            Class(a)

 John R. Folkerth          581,608 (b)(c)             21.3%

 Robert L. Folkerth        159,264 (c)                 5.9%

 J. Michael Herr             1,200                     (d)

 Edward A. Nicholson           100                     (d)

 John L. Schaefer           25,257 (e)                 (d)

 Brady L. Skinner            5,000                     (d)

 Richard L. Snell           30,507 (e)                 1.1%

 Directors and
 Executive Officers
 as a Group
 (8 persons)               870,165 (b)(c)             30.6%

________________________

     (a) The percentages are calculated on the basis of the number of Common Shares outstanding as of May 1, 1997 plus the number of Common Shares subject to outstanding options exercisable within 60 days thereafter that are held by the individual or group, as the case may be.

     (b) The table includes 13,389 and 19,968 shares held in the Company's Savings Plan for the benefit of John R. Folkerth and all directors and executive officers as a group, respectively. The Savings Plan's participants have the right to vote shares held for their accounts, but disposition of the shares is restricted and may be made only in accordance with the terms of the Plan. Information with respect to shares held in the Savings Plan is as of September 30, 1996.

     (c) Includes 67,500, 26,667 and 180,931 shares that may be acquired at any time within 60 days after May 1, 1997 by John R. Folkerth, Robert L. Folkerth, and by all directors and executive officers as a group, respectively, upon the exercise of options granted under the Company's Stock Option Plans.

     (d)  Less than 1.0%.

     (e) Includes 23,757 shares that may be acquired at any time within 60 days after May 1, 1997 by each of Messrs. Schaefer and Snell under the Company's 1988 Director Option Plan.


                     SECTION 16(a) BENEFICIAL OWNERSHIP
                            REPORTING COMPLIANCE

     Federal securities laws require the Company's directors and officers and persons who own more than 10% of the outstanding Common Shares of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. Based solely upon the Company's review of the copies of these reports received by it and written representations that no other reports were required to be filed, the Company believes that, during the fiscal year ended April 5, 1997, all filing requirements applicable to its directors, officers and greater than 10% shareholders were met, except that William C. Becker made one late filing relating to 150 Common Shares that he inherited upon his father's death.


                           EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain summary information concerning the compensation of John R. Folkerth, Chairman, President and Chief Executive Officer, and William C. Becker, Vice President of Finance and Treasurer, during the last three fiscal years. The table also sets forth certain summary information concerning the compensation of Robert L. Folkerth, Vice President of Field Sales, during the period from the commencement of his employment with the Company in April 1996 through the fiscal year end. The named individuals are the only executive officers of the Company.

                         SUMMARY COMPENSATION TABLE

                                                       Long Term
                                                      Compensation All Other
                                                         Awards   Compensation

                                    Annual Compensation
Name and Principal Position   Year  Salary($)  Bonus($) Options(#) ($)(1)(2)

John R. Folkerth, Chairman    1997  $150,000  $150,000      -0-    $13,250
President and Chief Executive 1996   150,000   100,000      -0-      6,537
Officer                       1995   126,000    49,094   40,000      5,933

William C. Becker, Vice       1997    90,870    29,823      -0-      3,555
President of Finance and      1996    87,342    21,710      -0-      2,922
Treasurer                     1995    85,956    16,809   32,000        298

Robert L. Folkerth, Vice      1997    80,686    27,688   60,000        814(3)
President of Field Sales
____________________

     (1)  Includes, for 1997, 1996 and 1995, respectively, $2,250, $1,037 and
$433 representing the Company's 401(k) plan contributions made on behalf of Mr. J. Folkerth, and $11,000, $5,500, $5,500 for 1997, 1996 and 1995,
respectively, representing the whole life insurance premiums paid by the Company for insurance benefitting Mr. J. Folkerth.

     (2)  Includes, for 1997, 1996 and 1995, respectively, $1,824, $1,404 and
$298 representing the Company's 401(k) plan contributions made on behalf of Mr. Becker, and $1,731 and $1,518 for 1997 and 1996, respectively, representing the whole life insurance premiums paid by the Company for insurance benefitting Mr. Becker.

     (3) Represents the amount of the Company's 401(k) plan contribution made on behalf of Mr. R. Folkerth.

Stock Options

     The following table contains information concerning the grant of stock options to the Company's executive officers during the fiscal year ended April 5, 1997. No stock appreciation rights were granted during the fiscal year.

     The table shows, among other things, hypothetical potential gains from stock options granted during the fiscal year ended April 5, 1997. These hypothetical gains are based entirely on assumed annual growth rates of 5% and

10% in the price of the Company's Common Shares over the five-year life of the options. The assumed rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. If the Company's Common Shares achieve a 5% annual growth rate, the per share price would increase by 28% from $1.59 (the average of the closing bid price and the closing ask price on April 29, 1996, when Mr. Folkerth's first option was granted) to $2.04 at the end of the five-year option term, and from $1.53 (the average of the closing bid price and the closing ask price on June 13, 1996, when Mr. Folkerth's second option was granted) to $1.96 at the end of the five-year option term. If the Company's Common Shares achieve a 10% annual growth rate, the per share price would increase by 61% from $1.59 on April 29, 1996 to $2.56 at the end of the five-year option term, and from $1.53 on June 13, 1996 to $2.46 at the end of the five-year option term. The exercise price of each of Mr. Folkerth's options is 110% of the market value on the date of grant and hence Mr. Folkerth will not realize the full value of a 5% or 10% annual growth rate of the Company's Common Shares over the term of the options.


                      OPTION GRANTS IN LAST FISCAL YEAR

                          Individual Grants
                                                          Potential Realizable
                                                          Value at
              Number of  % of Total                       Assumed Annual
              Securities  Options                         Rates of Stock
              Underlying Granted to   Exercise            Price Appreciation
              Options    Employees in  Price   Expiration for Option Term
              Granted    Fiscal Year   ($/Sh)    Date       5%($)    10%($)

Name

John R. Folkerth      -0-

William C. Becker     -0-

Robert L. Folkerth 50,000(1)  71.43%    $1.76    4/28/01   $14,000   $39,995
                   10,000(2)  14.29%     1.68    6/12/01     2,800     7,833
________________

     (1) The option vests in one-third increments on each of April 29, 1997, April 29, 1998 and April 29, 1999.

     (2) The exercisability of the option was conditioned upon the Company meeting a certain pre-tax earnings threshold for the fiscal year ended April 5, 1997. The Company met the performance standards and the option became exercisable on June 13, 1997.

     The following table sets forth information concerning unexercised options held by Messrs. J. Folkerth, Becker and R. Folkerth as of April 5, 1997. No options were exercised by any of them during the fiscal year ended April 5, 1997.

                        FISCAL YEAR-END OPTION TABLE


                     Number of Securities       Value of Unexercised
                     Underlying Unexercised     In-the-Money Options at
                     Options at April 5, 1997   April 5, 1997

    Name             Exercisable Unexercisable  Exercisable Unexercisable

John R. Folkerth         54,166       13,334      $11,000       -0-

William C. Becker        28,584       10,666       14,880       -0-

Robert L. Folkerth       26,667       33,333       17,200     $20,666


                      REPORT OF COMPENSATION COMMITTEE
                      CONCERNING EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of John
L. Schaefer, Chairman, J. Michael Herr and Edward A. Nicholson. The duties of the Compensation Committee include fixing (or making recommendations to the full Board with respect to) the salaries of executive officers, administering the Company's option plans, and making recommendations to the full Board with respect to annual incentive compensation programs.

     The approach of the Compensation Committee to executive compensation during the last several years has been generally to keep base salary levels relatively steady with cumulative adjustments at or below inflation rates, and to provide performance related incentives through cash incentive compensation plans and/or stock options. The cash incentive compensation plans have been designed so that incentive awards are tied directly to pre-tax earnings.
Stock options are also performance-related in that the value of the options is tied to increases in shareholder value which is in turn reflective of performance. Furthermore, as more fully discussed below, the stock options granted in February 1995 and June 1996 conditioned exercisability upon achievement of certain earnings thresholds.

     Salaries of executive officers are reviewed annually. In April 1994, Mr. John Folkerth's salary was, on his own initiative, reduced from $172,000 to $125,000. Effective as of April 1995, Mr. Folkerth's salary was increased to $150,000, and the salaries of two other executive officers were increased 2.5% in July 1995. At its 1996 review of executive officer salaries, the Compensation Committee continued Mr. Folkerth's salary at the $150,000 level, and the salaries of the other executive officers were increased 3.9%. Although, except as noted below, there has been no specific relationship between the salaries of executive officers and the Company's performance, the

Compensation Committee and the Board of Directors do consider that performance in setting executive salaries.

     With specific reference to Mr. Folkerth's salary, the primary factor in fixing his salary has been his historical salary level. The April 1994 reduction in Mr. Folkerth's salary was related to the performance and financial condition of the Company, and the April 1995 increase in his salary was related to the Company's improved performance during the preceding fiscal year.

     For each of the fiscal years ended April 1, 1995, March 30, 1996 and April 5, 1997, the Board adopted incentive compensation plans under which cash bonuses could be earned by executive officers and other key employees. The threshold for payment of bonuses for each year was pre-tax earnings of $500,000. Under the terms of the plans, bonuses increase as earnings increase although the relationship is not directly proportional. The Company's earnings performance during fiscal 1995 resulted in bonus payments to Mr. Folkerth in the amount of $49,094, of which $24,094 was the amount awarded under the incentive plan and $25,000 was a separate award by the Compensation Committee.

     The Compensation Committee decided to exercise discretionary authority over bonuses payable to Mr. Folkerth for each of fiscal 1996 and 1997. After the end of fiscal 1996, the Compensation Committee awarded to Mr. Folkerth a bonus of $100,000 for that year. The bonus determination was based on the Company's strong performance and excellent results for fiscal 1996. After the end of fiscal 1997, the Committee awarded to Mr. Folkerth a bonus of $150,000 for that year. The percentage increase in Mr. Folkerth's total cash compensation from fiscal 1996 to fiscal 1997 approximated the year-to-year percentage increase in the Company's pre-tax earnings from operations.

     The Compensation Committee has made use of stock options as an element of executive compensation. The purchase price under stock options granted by the Committee has been not less than the fair market value of a Common Share of the Company on the date of grant.

     In February 1995, the Compensation Committee awarded options covering a total of 230,000 shares to eight employees, including an award of 40,000 shares to Mr. Folkerth. The grant of the options was specifically subject to shareholder approval of the 1995 Stock Option Plan, which approval was granted at the 1995 Annual Meeting of Shareholders. The options are exercisable in three equal annual installments beginning June 1995, 1996 and 1997. With the exception of one 10,000 share award, exercisability of each installment of the option was dependent upon the Company meeting certain pre-tax earnings performance thresholds in the fiscal year last preceding the date upon which the installment first becomes exercisable. The Company met the performance standards (for fiscal years 1995, 1996 and 1997) applicable to exercise of all three installments of the options.

     Options were awarded to one executive officer during the fiscal year ended April 5, 1997.


                           John L. Schaefer, Chairman
                           J. Michael Herr
                           Edward A. Nicholson


                       COMPANY STOCK PERFORMANCE GRAPH

     The graph that follows compares the Company's cumulative total return to shareholders for the five-year period ended April 5, 1997 with the Total Return Index for The Nasdaq Stock Market (US Companies) and the Total Return Index for Nasdaq Retail Trade Stocks for such five-year period. The graph assumes that $100 was invested on March 31, 1992 in the Company's Common Shares and in each of the two indexes and that dividends were reinvested.


                 3/31/92  4/03/93  4/02/94  4/01/95  3/30/96  4/05/97
Shopsmith Inc.    100.0     63.3     46.7     30.0     45.0     63.3
NASDAQ US         100.0    113.8    132.1    135.3    186.8    227.2
NASDAQ Retail     100.0     89.9     98.2     89.7    107.7    121.9

                APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     At the recommendation of the Audit Committee of the Board of Directors, the full Board has appointed Crowe, Chizek and Company as independent public accountants for the Company for the fiscal year ending April 4, 1998. It is intended that the persons acting under the accompanying proxy will vote the shares represented thereby in favor of the approval of such appointment.

     It is anticipated that representatives of Crowe, Chizek will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

                  PROPOSAL TO ADOPT 1997 STOCK OPTION PLAN

     At the Annual Meeting, shareholders will vote on the approval of the Company's 1997 Stock Option Plan (the "Plan"). The Plan was adopted by the Board of Directors on June 10, 1997, subject to approval by the Company's shareholders. Approval of the Plan requires the affirmative vote of the holders of a majority of the Common Shares present in person or by proxy at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

     The Plan is designed to provide incentives to officers and other key employees of the Company upon whose judgment, initiative and efforts the long-term growth and success of the Company are largely dependent; to assist the Company in attracting and retaining key employees of proven ability; and to increase the identity of interests of such key employees with those of the Company's shareholders by providing such employees options to acquire Common Shares of the Company, stock appreciation rights and/or limited rights.

     A copy of the Plan is annexed as Exhibit A to this Proxy Statement, and the following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan.

General Information

     The Plan will be administered by a committee of the Board of Directors (the "Committee"). Under the Plan, the Committee has the authority to grant one or more incentive stock options or nonstatutory options to any officer or other key employee of the Company. Any option granted under the Plan may include a stock appreciation right and/or a limited right. Currently there are approximately three persons who would be eligible as officers, and approximately four persons who would be eligible as key employees, to be granted options under the Plan. The Committee will determine who will receive option awards and the terms of each option granted. The Committee will also make all determinations necessary or advisable for the administration of the Plan.

     The maximum number of Common Shares that may be issued under the Plan is 250,000, subject to adjustment in the event of a change in outstanding Common Shares by reason of a share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like. The Common Shares that may be issued under the Plan may be authorized but unissued shares or treasury shares.

     Except as set forth below, options and related stock appreciation rights and limited rights may not be assigned or transferred other than by a written designation of beneficiary or, if none, by will or the laws of descent and distribution upon the holder's death, and may be exercised during the lifetime of the optionee only by such optionee or by his or her guardian or legal representative. Nonstatutory options may also be transferred pursuant to a qualified domestic relations order. The Committee has the authority under the Plan to act to permit the transfer or assignment of an option (together with any related stock appreciation rights and limited rights) by an optionee for no consideration to the grantee's family members, trusts for the sole benefit of the grantee's family members or partnerships whose only partners are family members of the grantee.

Terms of Options

     The terms of each option granted under the Plan, including designation as either an incentive stock option or a nonstatutory option, will be set forth in a written stock option agreement approved by the Committee. Each option will entitle the holder to purchase the number of Common Shares of the Company subject to the option at an exercise price established by the Committee which is not less than the fair market value of a share on the date the option is granted. Fair market value will be determined by the Committee based on quoted market prices (if any). No option may be exercised more than ten years after the date of grant of the option, and with certain exceptions, an option may be exercised only if the optionee has been continuously employed by the Company since the date of grant of the option. If the Board of Directors or the shareholders approve (i) a merger or consolidation of the Company into or with another corporation and the Company (or another corporation controlled by the Company immediately prior to such transaction) will not be the surviving corporation or will become a subsidiary of another corporation not controlled by the Company immediately prior to such transaction, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the liquidation of the Company (an "Acquisition Transaction"), then the Committee will have the authority to cancel any options granted under the Plan and pay to the holder the excess of the fair market value of Common Shares subject to the cancelled option as of the date of cancellation over the option exercise price for such shares.

     No incentive stock option can be granted to an officer or key employee who possesses at the time of grant more than 10% of the voting power of the Company, unless the exercise price of the option is at least 110% of the fair market value of the Company's Common Shares on the date of grant and the option is not exercisable after five years from the date of grant. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by an individual in any calendar year cannot exceed $100,000 or such other maximum amount permitted by the Internal Revenue Code of 1986, as amended (the "Code").

     The option exercise price must be paid to the Company in full at the time of exercise either in cash, by delivery to the Company of Common Shares already-owned by the optionee, by the retention by the Company of Common Shares to be issued upon the exercise of the option, or any combination of cash, already-owned shares and/or retained shares. Withholding taxes due upon exercise of an option may also be paid by the optionee in the same manner as the option exercise price.

Stock Appreciation Rights

     The Committee may grant a stock appreciation right with respect to any option granted under the Plan either at the time the option is granted or at any time prior to the exercise, cancellation, termination or expiration of the option to which it relates. Subject to certain restrictions, the stock appreciation right permits the optionee to surrender his right to purchase all or any portion of the Common Shares that he is then eligible to purchase under the related option and to receive from the Company cash equal to the excess of the fair market value of the shares subject to the option over the aggregate exercise price of such shares. The right of an optionee to exercise a stock appreciation right will be cancelled if and to the extent the related option or limited right is exercised. The right of an optionee to exercise an option will be cancelled if and to the extent that Common Shares covered by such option are used to calculate cash received upon the exercise of a related stock appreciation right.

Limited Rights

     The Committee also may grant a limited right with respect to any option granted under the Plan that permits the optionee, upon the happening of certain events, to surrender his or her right to purchase all or any portion of the Common Shares that he or she is then eligible to purchase under the related option and to receive a cash payment from the Company. A limited right will become exercisable in accordance with the Plan upon (i) the expiration of a tender offer (a "Tender Offer") subject to regulation under Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the approval by the shareholders of the Company of an Acquisition Transaction,
(iii) the date on which the Company is provided a copy of a Schedule 13D (filed pursuant to Section 13(d) of the Exchange Act) indicating that any "person" or "group" (other than John R. Folkerth or a member of his family or an affiliate of Mr. Folkerth or his family) has become the holder of 25% or more of the outstanding voting shares of the Company (a "Change of Control"), or (iv) a change in the composition of the Board of Directors of the Company such that individuals who served on the Board of Directors one year prior to such change (or who were elected, or were nominated for election by the Company's shareholders, with the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such one-year period) no longer constitute a majority of the directors (a "Change in Composition").

     The cash payment that the holder is entitled to receive upon the exercise of limited rights equals the excess of (i) the "exercise value" on the date of exercise (as defined below) of that number of Common Shares as is equal to the number of limited rights being exercised, over (ii) the aggregate exercise price under the related option of that number of Common Shares as is equal to the number of limited rights being exercised. If the limited rights become exercisable due to a Tender Offer, "exercise value" means the highest price paid pursuant to any Tender Offer that is in effect any time during the 60-day period prior to the date of exercise. If the limited rights become exercisable due to an Acquisition Transaction, "exercise value" means the greater of (A) the highest sale price of a Common Share during the 30-day period prior to the date of shareholder approval of the Acquisition Transaction, as reported on the trading system on which the Common Shares are then traded, and (B) the highest fixed or formula per share price payable pursuant to the Acquisition Transaction. If the limited rights become exercisable due to a Change in Control, "exercise value" means the greater of
(Y) the highest sale price of a Common Share during the 30-day period prior to the date the Company is provided with a copy of the Schedule 13D, as reported on the trading system on which the Common Shares are then traded, and (Z) the highest acquisition price of a Common Share shown on such Schedule 13D. If the limited rights become exercisable due to a Change in Composition of the Board, the "exercise value" means the highest sale price of a Common Share during the 30-day period prior the date of the Change in Composition. In no event, however, may the exercise value of a limited right issued in connection with an incentive stock option exceed the maximum permissible value for such a right under the Code and the regulations and interpretations issued pursuant thereto.

     The right of a holder to exercise a limited right will be canceled if and to the extent that the related option or stock appreciation right is exercised. The right of a holder to exercise a stock option will be canceled if and to the extent that Common Shares covered by such option are used to calculate cash received upon the exercise of a related limited right.

Amendments to Plan

     The Board of Directors may amend the Plan from time to time as it deems advisable, except that shareholder approval is required to amend the Plan in the following ways: (i) to increase the maximum number of Common Shares that can be optioned under the Plan (except adjustments based upon changes in capitalization discussed above), (ii) to change the class of employees eligible for the grant of options under the Plan, (iii) to permit an option to be granted at any exercise price less than the fair market value of a Common Share on the date of grant, and (iv) to permit an option to be exercisable more than ten years after the date of grant of the option. The Board may terminate the Plan at any time, but no previously granted option, stock appreciation right or limited right will be adversely affected by such termination.

Federal Income Tax Consequences

     Incentive stock options granted under the Plan are intended to qualify for the favorable federal tax treatment accorded under Section 422 of the Code. In general, no federal income tax is imposed on the optionee at the time an incentive stock option is granted or exercised, except to the extent that alternative minimum tax results from the exercise of an incentive stock option. The Company is not entitled to a tax deduction in connection with the grant or exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are held for more than two years after grant of the incentive stock option, and one year after exercise of the incentive stock option, then any amount realized upon disposition of such shares in excess of the holder's tax basis in such shares will be taxed as long-term capital gain in the year of disposition. In such circumstances, the Company is not entitled to a tax deduction.

     If the shares acquired upon exercise of an incentive stock option are disposed of before the above-described holding period is satisfied, the disposition will be a disqualifying disposition. In general, a disqualifying disposition results in recognition of ordinary income to the holder at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price paid with respect to the shares, or (ii) the excess of the amount received, if any, on the disposition of the shares over the option price. If the amount realized on a disqualifying disposition exceeds the fair market value of the shares at the time the option was exercised, then, in addition to recognizing ordinary income, the holder will also recognize long- or short-term capital gain to the extent of the excess of the amount received over the fair market value of the shares at the time the option was exercised. A disqualifying disposition will entitle the Company to a tax deduction equal to the amount of ordinary income recognized by the holder.

     No federal income tax is imposed at the time a nonstatutory option is granted. With certain exceptions for payment made with already-owned shares, upon exercise of a nonstatutory option, the holder realizes ordinary income for federal income tax purposes to the extent that the fair market value of the shares acquired exceeds the option price of the related option on the date of exercise. In addition, the Company is entitled to a deduction for federal income tax purposes to the same extent that ordinary income is realized by the holder, provided that the Company satisfies the applicable reporting requirements.

                                OTHER MATTERS

     The Board of Directors does not know of any other matters or business that may be brought before the meeting. If any such other matter or business should properly come before the meeting and any adjournment thereof, it is intended that the persons acting under the accompanying proxy will vote the shares represented thereby at their discretion.

     The cost of preparing, assembling and mailing this Proxy Statement and the accompanying Proxy is to be borne by the Company. The Company may, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Proxies may be solicited personally or by telephone by directors, officers and employees of the Company, none of whom will receive additional compensation therefor.

                           SHAREHOLDERS' PROPOSALS

     A proposal by a shareholder that is intended for inclusion in the Company's Proxy Statement and form of Proxy for the 1998 Annual Meeting of Shareholders must be received by the Company at 6530 Poe Avenue, Dayton, Ohio 45414, Attention: Secretary, on or before February 24, 1998 in order to be eligible for inclusion.

Dayton, Ohio
June 24, 1997

PROXY 1997#4

                                                      EXHIBIT A


                               SHOPSMITH, INC.

                           1997 STOCK OPTION PLAN



Section 1.  Purposes.

   The purposes of the 1997 Stock Option Plan (the "Plan") are (i) to provide incentives to officers and other key employees of the Company upon whose judgment, initiative and efforts the long-term growth and success of the Company are largely dependent; (ii) to assist the Company in attracting and retaining key employees of proven ability; and (iii) to increase the identity of interests of such key employees with those of the Company's shareholders by providing such employees options to acquire Shares of the Company, Stock Appreciation Rights and Limited Rights.

Section 2.  Definitions.

   (a) "Acquisition Transaction" means (i) the merger or consolidation of the Company into or with another corporation, if the Company (or another corporation controlled by the Company immediately prior to such transaction) will not be the surviving corporation or will become a subsidiary of another corporation not controlled by the Company immediately prior to such transaction, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the liquidation of the Company.

   (b) "Affiliate" means a person, corporation or other entity controlling, controlled by or under common control with the Company.

   (c)  "Board" means the Board of Directors of the Company.

   (d)  "Code" means the Internal Revenue Code of 1986, as amended.

   (e)  "Committee" means the Committee referred to in Section 4.

   (f) "Company" means Shopsmith, Inc.; when used in the Plan with reference to employment, "Company" shall include any Subsidiary of the Company.

   (g) "Designation of Beneficiary" means the written designation by the Holder of the person or entity to receive the Holder's options and any related Stock Appreciation Rights and Limited Rights upon the Holder's death, which designation shall be in such form as prescribed by the Committee and filed with the Committee or an officer designated by the Committee.

   (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (i) "Fair Market Value" means the fair market value of a Share as determined by the Committee, based on quoted market prices (if any).

   (j) "Family Members" means children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and sisters), nephews, nieces and in-laws.

   (k) "Grantee" means the person who received the option and any related Stock Appreciation Right or Limited Right from the Company.

   (l) "Holder" means the person(s) or entity who owns the option and any related Stock Appreciation Right or Limited Right, whether the Grantee, Transferee, heir or other beneficiary.

   (m) "Incentive Stock Option" means an option granted under the Plan or any other plan of the Company that qualifies as an incentive stock option under
Section 422 of the Code.

   (n)  "Limited Right" means the right defined in Section 11(a).

   (o) "Nonstatutory Option" means an option granted under the Plan that by its term does not qualify as an Incentive Stock Option.

   (p) "Qualified Domestic Relations Order" means a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

   (q) "Share" or "Shares" means the Common Shares, without par value, of the Company.

   (r)  "Stock Appreciation Right" means the right defined in Section 10(a).

   (s) "Subsidiary" means any corporation or other entity more than 50% of the voting interests of which are owned or controlled, directly or indirectly, by the Company.

   (t) "Tax Date" means the date as of which the amount of a withholding tax payment with respect to the exercise of an option is calculated.

   (u) "Tender Offer" means a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified or superceded from time to time.

   (v) "Transferee" means the person who received the option and any related Stock Appreciation Right or Limited Right from the Grantee during the Grantee's lifetime in accordance with the Plan.

Section 3.  Shares Subject to the Plan.

   The maximum number of Shares that may be issued under the Plan is 250,000, subject to the adjustment provided in Section 13. Such Shares may be either authorized and unissued or treasury Shares. Any Shares subject to an option that for any reason has terminated or expired or has been canceled prior to being fully exercised may again be subject to option under the Plan. Shares covered by an option as to which option rights have terminated by reason of the exercise of a Stock Appreciation Right or Limited Right, and Shares that have been surrendered to, or withheld by, the Company to satisfy all or a portion of the option price or a tax withholding obligation, shall not be available for the grant of options under the Plan.

Section 4.  Administration.

   The Plan shall be administered by a Committee of the Board. The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to the provisions of the Plan, the Committee shall in its sole discretion determine the persons from the class described in Section 5(a) to whom, and the times at which, options shall be granted; whether and to what extent any option that is granted shall be accompanied by Stock Appreciation Rights or and/or Limited Rights; the number of Shares to be subject to each option and each Stock Appreciation Right or Limited Right; the option price per Share; and the duration and other terms of each option. The Committee shall also interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for the administration of the Plan, and such determinations shall be conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee.

Section 5.  Eligibility.

   (a) Grant of Options. The Committee may grant one or more Incentive Stock Options or Nonstatutory Options to any officer or other key employee of the Company.

   (b) Grant of Stock Appreciation Rights and Limited Rights. Any option or portion thereof granted under the Plan may include a Stock Appreciation Right and/or Limited Right. Such right may be granted at the time the option is granted, or it may be granted in respect of an outstanding option at any time prior to its exercise, cancellation, termination or expiration.

Section 6.  Options and Option Terms.

   (a) Option Agreement. The terms of each option granted under the Plan, including designation as either an Incentive Stock Option or a Nonstatutory Option, shall be set forth in a written stock option agreement approved by the Committee.

   (b) Terms of All Options. The following terms and provisions shall apply to all options granted under the Plan:

        (1) Except as set forth in Section 7(b), no option may be granted under the Plan at a purchase price per Share (the "Option Price") that is less than the Fair Market Value of a Share on the date the option is granted.

        (2) No option may be exercised more than ten years after the date of grant of the option.

        (3) At the time an option is granted, the Committee may provide that the option may be exercised in full or in part only after the passage of a specified period or periods of time following the date of grant or only if specified conditions have been satisfied.

        (4) Except as provided in Sections 6(b)(5) and 6(b)(6), an option may be exercised only if the Grantee has been continuously employed by the Company since the date of grant of the option. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee.

        (5) At the time an option is granted, or at such other time as the Committee may determine, the Committee may provide that, if the Grantee of the option ceases to be employed by the Company for any reason (including retirement or disability) other than death, the option will continue to be exercisable by the Holder (to the extent it was exercisable on the date the Grantee ceased to be employed) for such additional period (not to exceed the remaining term of such option) after such termination of employment as the Committee may provide.

        (6) At the time an option is granted, or at such other time as the Committee may determine, the Committee may provide that, if the Grantee of the option dies while employed by the Company or while the Holder is entitled to the benefits of any additional exercise period established by the Committee with respect to such option in accordance with Section 6(b)(5), then the option will continue to be exercisable (to the extent it was exercisable on the date of death) by the person or persons (including the Holder's estate) to whom the Holder's rights with respect to such option have passed by will or by the laws of descent and distribution or, if permitted by Section 12(a), the Holder's designated beneficiary, for such additional period after death (not to exceed the remaining term of such option) as the Committee may provide.

        (7) In the event any Acquisition Transaction is authorized or approved by either the Board or the shareholders of the Company, the Committee shall have the authority in its sole discretion to cancel, effective upon not less than 30 days' notice, any option granted under the Plan. Promptly after such cancellation, the Company shall pay in cash to the Holder of each canceled option an amount equal to the excess of the aggregate Fair Market Value on the effective date of such cancellation of the Shares then subject to the option (whether or not the option is then fully exercisable) over the aggregate Option Price of such Shares.

        (8) At the time an option is granted, the Committee may provide for any restrictions or limitations on the exercise of the option and/or on the transferability of the Shares issuable upon the exercise of such option, or specify other terms, conditions and restrictions in addition to those set forth herein, as it may deem appropriate.

        (9) Subject to the ten-year limitation set forth in Section 6(b)(2), the Committee may waive or modify at any time, either before or after the granting of an option, any condition, limitation or restriction with respect to the exercise of such option imposed by or pursuant to this
   Section 6 or in Section 7 in such circumstances as the Committee may, in its discretion, deem appropriate; provided, however, that any such waiver or modification with respect to an outstanding option shall be subject to the same limitations applicable to amendments to outstanding options, as set forth in Section 6(b)(10).

        (10) Subject to the terms and provisions of the Plan, the Committee may amend any outstanding option; provided, however, that (i) no such amendment may reduce the Option Price of the option (except to set forth an adjustment in the Option Price made pursuant to Section 13) or extend the maximum term during which the option, if fully vested, may be exercised, and (ii) if the amendment would adversely affect the rights of the Holder of the option, the consent of such Holder to such amendment must be obtained.

Section 7.  Additional Provisions Applicable to Incentive Stock Options.

   (a) The following additional terms and provisions shall apply to all Incentive Stock Options granted under the Plan, notwithstanding any provision of Section 6(b) to the contrary:

        (1) No Incentive Stock Option shall be granted to an officer or other employee who possesses directly or indirectly (as provided in Section 424(d) of the Code) at the time of grant more than 10% of the voting power of all classes of capital shares of the Company, any Subsidiary or any parent of the Company unless (i) the Option Price is at least 110% of the

   Fair Market Value of the Shares subject to the Incentive Stock Option on the date the Incentive Stock Option is granted, and (ii) the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

        (2) The aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year shall not exceed $100,000, or such other maximum amount permitted by the Code.

        (3)  No Incentive Stock Option may be granted after June 10, 2007.

   (b) The Committee may grant Incentive Stock Options and/or Nonstatutory Options from time to time to employees of the Company who formerly were employed by a corporation with which the Company or a Subsidiary entered into a transaction described in Section 424(a) of the Code in substitution for Incentive Stock Options or Nonstatutory Options, as the case may be, held by such persons. Any options so granted shall be on such terms and conditions as may be necessary for the grant to be treated as a substitution under Section 424(a) of the Code. To the extent contemplated by Section 424(a) of the Code, any options so granted need not comply with the restrictions set forth in
Section 6(b)(1) and 7(a)(1) above.

Section 8.  Procedure for Exercise of Options; Payment.

   An option granted under the Plan may be exercised by the Holder of an option giving written notice of exercise to the Committee or to an officer of the Company designated by the Committee. The Option Price for the Shares purchased shall be paid in full at the time such notice is given. An option shall be deemed exercised on the date the Committee receives written notice of exercise, together with full payment for the Shares purchased. The Option Price shall be paid to the Company either (i) in cash, (ii) by delivery to the Company of Shares already- owned by the optionee, (iii) by the retention by the Company of Shares to be issued upon the exercise of such option, or (iv) any combination of cash, already-owned Shares and/or retained Shares. The Committee may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares and retained Shares to pay all or any portion of the Option Price. To the extent that payment is being made by retention by the Company of Shares to be issued, payment shall be deemed to have been made at the time the Holder gives written instructions to the Company to so retain Shares. In the event already-owned Shares or retained Shares are used to pay all or a portion of the Option Price, the amount credited for payment shall be the Fair Market Value of the already-owned Shares or retained Shares on the date the option is exercised.

Section 9.  Tax Withholding.

   With the approval of the Committee and subject to Section 12(b), the Grantee of an option may elect to have the Company retain from the Shares to be issued upon the exercise of such option a number of Shares, or may deliver to the Company a number of already-owned Shares, having a Fair Market Value on the Tax Date equal to all or any part of the federal, state and local withholding tax payments (whether mandatory or permissive) to be made on behalf of the Grantee with respect to the exercise of the option (up to a maximum amount determined by the Grantee's top marginal tax rate) in lieu of making such payments in cash. The Committee may establish from time to time rules or limitations with respect to the exercise of the rights described in this paragraph.

Section 10.  Stock Appreciation Rights.

   (a) Definition. "Stock Appreciation Right" means the right of a Holder to surrender his or her right to purchase all or any portion of the Shares that the Holder is then eligible to purchase under the related option (such Shares being herein referred to as "Unpurchased Shares") and to receive from the Company, without payment to the Company, cash equal to the excess of the Fair Market Value of the Unpurchased Shares on the date the Holder exercises his or her option for this purpose over the aggregate Option Price of the Unpurchased Shares.

   (b) Restrictions on Exercise. A Stock Appreciation Right shall be exercisable only at such times as the related option is exercisable (and to the extent that the related option is then exercisable) and only at such times that the Fair Market Value of a Share exceeds the Option Price under the related option.

   (c) Cancellation. The right of a Holder to exercise a Stock Appreciation Right shall be canceled if and to the extent that the related option or any related Limited Right is exercised. The right of a Holder to exercise an option or any related Limited Right shall be canceled if and to the extent that Shares covered by such option are used to calculate cash received upon the exercise of a related Stock Appreciation Right.

   (d) Procedure for Exercise. A Holder shall exercise a Stock Appreciation Right by giving written notice of such exercise, specifying the number of Shares as to which the right is exercised, to the Committee or to an officer of the Company designated by the Committee. Provided the exercise is valid and in accordance with the terms of the Plan, the Company shall promptly pay to the Holder the cash to which he or she is entitled.

Section 11.  Limited Rights.

   (a) Definition. "Limited Right" means the right of a Holder, upon the happening of an event permitting exercise described in Section 11(c), to surrender his or her right to purchase all or any portion of the Shares that the Holder is then eligible to purchase under the related option and to receive from the Company a cash payment based upon the relevant exercise value set forth in Section 11(d).

   (b) Grant of Limited Rights. The Committee may grant Limited Rights with respect to any option granted under the Plan either at the time the option is granted or at any time thereafter prior to the exercise, cancellation, termination or expiration of such option. The number of Limited Rights covered by any such grant shall not exceed, but may be less than, the number of Shares covered by the related option. The term of any Limited Right shall be the same as the term of the option to which it relates. The right of a Holder to exercise a Limited Right shall be canceled if and to the extent that the related option is exercised or canceled, and the right of a Holder to exercise an option and any related Stock Appreciation Right shall be canceled if and to the extent a related Limited Right is exercised.

   (c) Events Permitting Exercise of Limited Rights. A Limited Right shall be exercisable only if and to the extent that the related option is exercisable; provided, however, that notwithstanding the foregoing, a Limited Right related to an Incentive Stock Option shall not be exercisable unless the Fair Market Value of a Share on the date of exercise exceeds the Option Price of a Share subject to the related option. A Limited Right that is otherwise exercisable may be exercised only during the following periods:

        (1) during a period of 30 days following the date of expiration of a Tender Offer (other than an offer by the Company) for Shares, if the offeror acquires Shares pursuant to such Tender Offer;

        (2) during a period of 30 days following the date of approval by the shareholders of the Company of a definitive agreement to become a party to an Acquisition Transaction;

        (3) during a period of 30 days following the date upon which the Company is provided a copy of a Schedule 13D (filed pursuant to Section 13(d) of the Exchange Act) indicating that any "person" or "group" (as such terms are defined in Section 13(d)(3) of such act) other than John R. Folkerth or a member of his family or an Affiliate of Mr. Folkerth or his family, has become the holder of 25% or more of the outstanding voting shares of the Company; and

        (4) during a period of 30 days following a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date one year prior to such change (or who were elected, or were nominated for election by the Company's shareholders, with the affirmative vote of at least two- thirds of the directors then still in office who were directors at the beginning of such one-year period) no longer constitute a majority of the Board of Directors (such a change in composition is hereinafter referred to as a "Change in Composition of the Board").

   (d) Exercise of Limited Rights. Upon the exercise of a Limited Right, the Holder thereof shall receive from the Company a cash payment equal to the excess of: (i) the aggregate "exercise value" on the date of exercise (determined as provided below) of that number of Shares as is equal to the number of Limited Rights being exercised over (ii) the aggregate Option Price under the related option of that number of Shares as is equal to the number of Limited Rights being exercised. A Holder shall exercise a Limited Right by giving written notice of such exercise to the Committee or its designee. A Limited Right shall be deemed exercised on the date the Committee or its designee receives such written notice. Provided the exercise is valid and in accordance with the terms of the Plan, the Company shall promptly pay to the Holder the cash to which he or she is entitled.

   The "exercise value" of a Limited Right on the date of exercise shall be:

        (1) in the case of an exercise during a period described in Section 11(c)(1), the highest price per share paid pursuant to any Tender Offer that is in effect any time during the 60-day period prior to the date that the Limited Right is exercised;

        (2) in the case of an exercise during a period described in Section 11(c)(2), the greater of: (i) the highest sale price of a Share during the 30-day period prior to the date of shareholder approval of the Acquisition Transaction, as reported on the trading system on which the Shares are then traded, or (ii) the highest fixed or formula per share price payable pursuant to the Acquisition Transaction (if determinable on the date of exercise);

        (3) in the case of an exercise during a period described in Section 11(c)(3), the greater of: (i) the highest sale price of a Share during the 30-day period prior to the date the Company is provided with a copy of the
   Schedule 13D, as reported on the trading system on which the Shares are then traded, or (ii) the highest acquisition price of a Share shown on such
   Schedule 13D; and

        (4) in the case of an exercise during a period described in Section 11(c)(4), the highest sale price of a share during the 30-day period prior to the date of the Change in Composition of the Board, as reported on the trading system on which the Shares are then traded.

   Notwithstanding the foregoing, in no event shall the exercise value of a Limited Right issued in connection with an Incentive Stock Option exceed the maximum permissible exercise value for such a right under the Code and the regulations and interpretations issued pursuant thereto. Any securities or property that form part or all of the consideration paid for Shares pursuant to a Tender Offer or Acquisition Transaction shall be valued at the higher of
(1) the valuation placed on such securities or property by the person making such Tender Offer or the other party to such Acquisition Transaction, or (2) the value placed on such securities or property by the Committee. In the event that the Shares are not traded on any trading system, any determination of exercise value that is to be made with reference to a trading system shall instead be made with reference to the Fair Market Value of a Share.

Section 12.  Non-Transferability.

   (a) General Rule. Except as otherwise provided in this Section 12, options, Stock Appreciation Rights and Limited Rights may not be sold, pledged, assigned, hypothecated or transferred other than by Designation of Beneficiary, or if none, by will or the laws of descent and distribution upon the Holder's death, and may be exercised during the lifetime of the Grantee only by such Grantee or by his or her guardian or legal representative. All grants under the Plan, with the exception of Incentive Stock Options and any Stock Appreciation Rights or Limited Rights relating thereto, may be transferred pursuant to a Qualified Domestic Relations Order.

   (b) Permitted Transfers. Subject to this Section 12(b) and except as the Committee may otherwise prescribe from time to time, the Committee may act to permit the transfer or assignment of an option (together with any related Stock Appreciation Right or Limited Right) by a Grantee for no consideration to the Grantee's Family Members, trusts for the sole benefit of the Grantee's Family Members or partnerships whose only partners are Family Members of the Grantee; provided, however, that any such permitted transfer or assignment shall not apply to an option that is an Incentive Stock Option (but only if nontransferability is necessary in order for the option to qualify as an Incentive Stock Option) and to any Stock Appreciation Rights or Limited Rights related to an Incentive Stock Option. Any permitted transfer or assignment of an option and any Stock Appreciation Right or Limited Right related thereto shall only be effective upon receipt by the Committee or an officer of the Company designated by the Committee of an instrument acceptable in form and substance to the Committee that effects the transfer or assignment and that contains an agreement by the Transferee to accept and comply with all the terms and conditions of the stock option award and the Plan. A Transferee shall possess all the same rights and obligations as the Grantee under the Plan, except that the Transferee can subsequently transfer such option and any related Stock Appreciation Rights or Limited Rights only by (i) designation of beneficiary or, if none, will or the laws of descent and distribution, or (ii) a transfer to a beneficiary or partner if the Transferee is a trust or partnership, respectively.

   Unless the Committee otherwise prescribes, upon the exercise of a Nonstatutory Option or its related Stock Appreciation Rights or Limited Rights by a Transferee, when and as permitted in accordance with this Section 12(b), the Grantee is required to satisfy the applicable withholding tax obligations by paying cash to the Company with respect to any income recognized by the Grantee upon the exercise of such option, Stock Appreciation Right or Limited Right by the Transferee. If the Grantee does not satisfy the applicable withholding tax obligations on the exercise date of the option or related Stock Appreciation Right or Limited Right, the Company shall, in the case of the exercise of an option, retain from the Shares to be issued to the Transferee upon the exercise of the option a number of Shares having a Fair Market Value on the Tax Date equal to the mandatory withholding tax payable by the Grantee or, in the case of the exercise of a Stock Appreciation Right or Limited Right, deduct from the cash to be delivered to the Transferee such amount as is equal to the mandatory withholding taxes payable by the Grantee.

Section 13.  Adjustments Upon Changes in Capitalization.

   In the event of a change in outstanding Shares by reason of a Share dividend, recapitalization, merger, consolidation, split- up, combination or exchange of shares, or the like, the maximum number of Shares subject to option during the existence of the Plan, the number of Shares subject to each outstanding option and any related Stock Appreciation Right or Limited Right, and the Option Price of each outstanding option shall be appropriately adjusted by the Committee, whose determination in each case shall be conclusive.

Section 14. Conditions Upon Granting of Options, Stock Appreciation Rights and Limited Rights and Issuance of Shares.

   No option, Stock Appreciation Right or Limited Right shall be granted and Shares shall not be issued upon the exercise of an option unless the grant or the issuance, as the case may be, shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or trading system upon which the Shares may then be listed or traded.

Section 15.  Amendment and Termination of Plan.

   (a) Amendment. The Board may from time to time amend the Plan in such respects as the Board may deem advisable except that, other than with the approval of the shareholders of the Company:

        (1) the maximum number of Shares that may be optioned under the Plan cannot be increased except in accordance with Section 13;

        (2) the class of employees eligible for the grant of options may not be changed;

        (3) except as provided in Section 7(b), no option may be granted under the Plan at an Option Price that is less than the Fair Market Value of a Share on the date the option is granted; and

        (4) no option may be granted that is exercisable more than ten years after the date of grant of the option.

   (b)  Termination.  The Board may at any time terminate the Plan.

   (c) Effect of Termination. Any termination of the Plan shall not adversely affect any option, Stock Appreciation Right or Limited Right previously granted and such option, Stock Appreciation Right or Limited Right shall remain in full force and effect as if the Plan had not been terminated.

Section 16.  Notices.

   Each notice relating to the Plan shall be in writing and delivered in person or by first class mail (which may, but need not, be certified or registered mail) to the proper address. Each notice shall be deemed to have been given on the date of actual receipt. Each notice to the Company or the Committee shall be addressed as follows: Stock Option Committee, c/o Corporate Treasurer, Shopsmith, Inc., 6530 Poe Avenue, Dayton, Ohio 45414-2591. Each notice to a Holder of an option shall be addressed to such Holder at the Holder's address shown on the records of the Company. Anyone to whom a notice may be given under the Plan may designate a new address by written notice to the other party to that effect.

Section 17.  Employment.

   Neither the Plan nor the grant or award of any option, Stock Appreciation Right or Limited Right under the Plan shall confer upon any employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an employee at any time and for any reason.

Section 18.  Savings Provisions.

   With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rules 16b-3 or any successor rule promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee.

Section 19.  Shareholder Approval.

   The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding Shares. Prior to the time such approval is obtained, the Committee may grant options under the Plan so long as (i) no such option will become exercisable prior to such shareholder approval, and (ii) all such options will terminate if such shareholder approval is not obtained within one year after the date of the grant.

Section 20.  Governing Law.

   This Plan shall be governed by and construed in accordance with Ohio law.


1997 Stock Opt Plan II.wpd

                        SHOPSMITH, INC.

                   PROXY FOR ANNUAL MEETING
                OF SHAREHOLDERS - JULY 30, 1997
         SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF THE COMPANY

  The undersigned hereby appoints John R. Folkerth and Richard
L. Snell, and each or either of them, attorneys and proxies, with power of substitution and with all the powers the undersigned would possess if personally present, to vote all of the Common Shares of Shopsmith, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m. on Wednesday, July 30, 1997, at the offices of the Company, 6530 Poe Avenue, Dayton, Ohio, and at any adjournment thereof, as follows:

1. Election of directors.

   [ ]  FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the            for all nominees listed below
       contrary below)


   INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW:

         ROBERT L. FOLKERTH                     JOHN L. SCHAEFER
         BRADY L. SKINNER                       RICHARD L. SNELL

2. Approval of the appointment of Crowe, Chizek and Company as independent public accountants for the Company.

   [ ] FOR       [ ] AGAINST     [ ] ABSTAIN

3. Approval of the Company's 1997 Stock Option Plan.

   [ ] FOR       [ ] AGAINST     [ ] ABSTAIN

4. The proxies are authorized to vote at their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                           Date____________________________, 1997
                           ______________________________________
                           ______________________________________
                               Signature(s) of Shareholder(s)

                           Please sign as name(s) appear at
                           left.  Executors, administrators,
                           trustees, etc., should indicate
                           the capacity in which they sign.

PROXY CARD